AGREEMENT RE JOINT FILING OF
                 SCHEDULE 13D AND AUTHORIZATION


The undersigned agree as follows:

          (i)  Each of them is individually eligible to use the
Schedule 13D to which this Exhibit is attached, and such Schedule
13D is filed on behalf of each of them;

          (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate; and

          (iii) Pursuant to Rule 13d-1(f)(1) of the Securities and Exchange Commission, each of them agrees that the statement on Schedule 13D (including all amendments thereto) with respect to the Common Stock of ACC Corp. to which this Agreement is attached is to be filed on behalf of each of them and that Fleet Venture Resources, Inc. is hereby authorized to sign and file any and all required amendments to such Schedule 13D on behalf of each of them.


Date:     May 26, 1995        FLEET VENTURE RESOURCES, INC.


                         By   /s/ Robert M. Van Degna
                         Its  President


                         FLEET PRIVATE EQUITY CO., INC.


                         By   /s/ Robert M. Van Degna
                         Its  President

                         FLEET GROWTH RESOURCES, INC.


                         By   /s/ Robert M. Van Degna
                         Its  President

                         FLEET FINANCIAL GROUP, INC.


                         By   /s/ Marc C. Leslie
                         Its  Assistant Secretary
                      Page 195 of 196 Pages

                         FLEET EQUITY PARTNERS VI, L.P.

                         By   Silverado IV Corp
                         Its  General Partner

                              By   /s/ Robert M. Van Degna
                              Its  President

                         By   Fleet Growth Resources II, Inc.
                         Its  General Partner

                              By   Silverado II Corp
                              Its  General Partner

                              By   /s/ Robert M. Van Degna
                              Its  President

                         FLEET GROWTH RESOURCES II, INC.

                         By   /s/ Robert M. Van Degna
                         Its  President

                         SILVERADO IV CORP.

                         By   /s/ Robert M. Van Degna
                         Its  President

                         Chisholm PARTNERS II, L.P.

                              By   Silverado II, L.P.
                              Its  General Partner

                                   SILVERADO II, CORP.

                                   By   /s/ Robert M. Van Degna
                                   Its  President

                         SILVERADO II, L.P.

                              By   Silverado II, Corp
                              Its  General Partner

                              By   /s/ Robert M. Van Degna
                              Its  President

                         SILVERADO II, CORP.

                         By   /s/ Robert M. Van Degna
                         Its  President

                      Page 196 of 196 Pages